UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2024

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of First BanCorp (the “Corporation”) held on May 23, 2024, stockholders of the Corporation voted on the following proposals, which are described in more detail in the Corporation’s Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders filed by the Corporation with the Securities and Exchange Commission on April 8, 2024. The voting results are as follows:

Proposal 1 – Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Juan Acosta Reboyras	139,716,920	9,236,466	58,972
Aurelio Alemán	148,850,574	104,385	57,399
Luz A. Crespo	147,284,769	1,668,955	58,634
Tracey Dedrick	148,843,797	105,764	62,797
Patricia M. Eaves	147,154,130	1,713,642	144,586
Daniel E. Frye	148,848,582	100,992	62,784
John A. Heffern	148,850,420	102,309	59,629
Roberto R. Herencia	105,400,804	43,555,725	55,829
Félix M. Villamil	148,788,187	107,614	116,557

Broker Non-Vote 8,342,179 shares for each director.

Proposal 2 – Non-binding Approval of 2023 Executive Compensation of the Corporation’s named executive officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

141,392,778	7,299,017	320,563	8,342,179

Proposal 3 – Ratify the Appointment of Crowe LLP as the Corporation’s Independent Registered Public Accounting Firm for 2024 Fiscal Year

Votes For	Votes Against	Votes Abstained

157,067,845	234,674	52,018

Proposal 4 – Advisory Vote on the Frequency of the Future Advisory Votes on the Corporation’s Executive Compensation

1 Year	2 Years	3 Years	Votes Abstained

137,934,560	69,592	10,705,381	8,342,179

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2024	First BanCorp.

	By:	/s/ Sara Alvarez
	Name:	Sara Alvarez
	Title:	EVP and General Counsel